SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2009

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CSX CORPORATION
(Exact name of registrant as specified in its charter)

________________________________

Virginia
(State or other jurisdiction of
incorporation or organization)

1-8022	62-1051971
(Commission File No.)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(904) 359-3200

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Section 16(b) Settlement

A federal court in New York issued an order preliminarily approving a settlement reached by all parties to a civil action brought by plaintiff, Deborah Donoghue, a shareholder of CSX Corporation (“CSX”), to recover so-called “short-swing” profits under Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) alleged to have been realized by defendants The Children’s Investment Fund and 3G Capital Partners LP in connection with their purchases and sales of CSX securities.  CSX is party to the suit in name only, which was brought for the benefit of CSX.  The court will hold a hearing on March 5, 2009 at 10 a.m. to determine whether to issue a final order approving the settlement.  If approved, CSX will receive $10 million from The Children’s Investment Fund and $1 million from 3G Capital Partners LP and the defendants will be released from claims of violations of Section 16(b) of the Exchange Act.  Additional information, including preliminary documentation filed by the parties with the court on December 16, 2008, is contained in a Form 8-K report filed by CSX on December 17, 2008 with the Securities and Exchange Commission.

The foregoing description of the settlement is qualified in its entirety by reference to the full text of the Preliminary Order in connection with Settlement Proceedings and the Notice of Pendency of Derivative Action, and Hearing on Proposed Settlement and of Application for Award of Attorney’s Fees, copies of which are attached hereto as Exhibits 20.1 and 20.2, respectively, and are incorporated herein by reference.  A copy of the press release issued by CSX is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Exhibits.

(d)	Exhibits required to be filed by Item 601 of Regulation S-K.

Exhibit No.	Description
20.1	Preliminary Order in connection with Settlement Proceedings
20.2	Notice of Pendency of Derivative Action, and Hearing on Proposed Settlement and of Application for Award of Attorney’s Fees
99.1	Press Release

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ David A. Boor
David A. Boor
Vice President - Tax and Treasurer

Date: January 9, 2008

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